CENTRAL EUROPEAN MEDIA ENTERPRISES REPORTS OUTSTANDING FIRST QUARTER RESULTS

- Net Revenues Increase 46%
- Net Income Swings $16.5 Million to Positive $5.2 Million
- Fully Diluted Earnings Per Share Increase $0.60 to $0.17
- Over $60 Million in Segment EBITDA and Strong Net Income Growth Projected for 2004

HAMILTON, BERMUDA, May 5, 2004 – Central European Media Enterprises Ltd. (CME) (NASDAQ:CETV) today announced financial results for the three month period ended March 31, 2004. Compared to the same quarter in 2003, Consolidated Net Revenues for the first quarter of 2004 increased 46% to $35.8 million. Operating income for the quarter improved $6.1 million to $6.0 million. In the quarter, net income increased $16.5 million to $5.2 million and fully diluted earnings per share increased $0.60 to $0.17.

Michael Garin, Chief Executive Officer of CME, said, “Our dramatic improvement in net income in the first quarter and our projected net income growth and more than $60 million in Segment EBITDA for the full year are clear indicators of CME’s tremendous operating leverage. CME continues to realize its operational and strategic goals. All of our networks recorded impressive top line growth as we capitalized on our strong ratings and market-leading positions. Our markets continue to experience solid advertising growth driven by an improving economic environment, direct foreign investment and the expansion of the European Union. We also made progress in implementing our expansion strategy through the recently announced purchase of an additional interest in our Romanian operations and the launch of our third network in Romania. With our significant cash position, we continue to prudently explore additional expansion opportunities in the markets of Central and Eastern Europe.”

Commenting on the results, Robert Burke, President and Chief Operating Officer of CME, said, “This is the first time in five years the Company has reported positive net income from our continuing operations. Our outstanding first quarter was highlighted by a 40% increase in Segment Net Revenue and a stunning 151% increase in Segment EBITDA. Our impressive top line performance was driven by improved programming and strong ratings gains, particularly in Romania and Ukraine. Our focus on margin improvement continues to pay dividends as we drove our Segment EBITDA margin to 29%, almost double last year’s performance, delivering over 60% of our revenue gains to the bottom line.”

Consolidated Results

Consolidated Net Revenues for the three months ended March 31, 2004 increased by 46% to $35.8 million from $24.6 million for the three months ended March 31, 2003. Operating income was $6.0 million compared with $0.0 million in 2003. Net income for the period was $5.2 million after charging stock based compensation of $1.9 million, compared to a net loss of $11.3 million in 2003. Fully diluted earnings per share grew $0.60 to $0.17 from the three months ended March 31, 2003.

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Headline Consolidated Results for the three months ended March 31, 2004 and 2003 were:

	CONSOLIDATED RESULTS
	For the Three Months Ended March 31, (US $000’s)
	2004	2003 (1)	US$ change	% change
Net revenues	$35,848	$24,598	$11,250	46%

Operating Income / (loss)	$6,022	$(29)	$6,051	-

Net income/(loss)	$5,171	$(11,287)	$16,458	-

Fully diluted earnings per share	$0.17	$(0.43)	$0.60	-

(1) Restated to reflect the adoption of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities” ("FIN 46 (R)").

Segment Results

We evaluate the performance of our television operations based on Segment(1) Net Revenues and EBITDA (earnings before interest, taxes, depreciation and amortization).

For the three months ended March 31, 2004 Total Segment(1) Net Revenues increased 40% to $47.7 million from $34.1 million for the three months ended March 31, 2003. Total Segment(1) EBITDA for the three months ended March 31, 2004 increased 151% to $13.9 million from $5.6 million. Segment(1) EBITDA Margin for the three months ended March 31, 2004 and 2003 was 29% from 16%, respectively.

Our Total Segment(1) Net Revenues and Total Segment(1) EBITDA for the three months ended March 31, 2004 and 2003 were:

	SEGMENT (1) RESULTS
	For the Three Months Ended March 31, (US $000's)
	2004	2003	US$ change	% change
Total Segment Net Revenues	$47,743	$34,086	$13,657	40%

Total Segment EBITDA	$13,933	$5,560	$8,373	151%

Segment EBITDA Margin	29%	16%

(1)	Segment Data, Segment Net Revenues and Segment EBITDA include our Slovak Republic operations that are not consolidated under US-GAAP and are all non US-GAAP measures. For a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)’ below. We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

The Company will host a teleconference to discuss its results on Thursday, May 6, 2004 at 12:00 p.m. (New York Time). To access the teleconference, please dial +1 888-858-4723 (U.S. callers) or +1 973-582-2792 (international callers) ten minutes prior to the start time. The teleconference will also be available via live webcast on the Company's website, located at www.cetv-net.com. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through May 13, 2004 that can be accessed by dialing +1 877-519-4471 (U.S. callers) or +1 973-341-3080 (international callers), passcode: 4713041. A replay will also be archived on the company's website.

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Forward-Looking and Cautionary Statements

This report contains forward-looking statements, including statements regarding the future economic climate in our markets, future investments in existing television broadcast operations, the growth potential of the advertising market, business strategies and commitments, anticipated corporate cash expenditures and the timing of the need for additional cash resources. For these statements and all other forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, affecting the financial position, results of our operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, the renewals of broadcasting licenses, the regulatory environment and compliance, the ability to acquire programming, the ability to attract audiences, the rate of development of advertising markets in countries where we currently operate and general market and economic conditions in these countries, the US and Western Europe.

This press release should be read in conjunction with our Form 10-Q for the period ended March 31, 2004, which was filed with the Securities and Exchange Commission on May 5, 2004, our Form 10-K for the year ended December 31, 2003 filed with the SEC on February 25, 2004, as amended by our Form 10-K/A filed with the SEC on March 12, 2004 and which contains material information.

The Company makes available, free of charge, on our website at http://www.cetv-net.com our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

Central European Media Enterprises Ltd. (CME) is a TV broadcasting company with leading stations in four countries reaching an aggregate of approximately 70 million people. The Company’s television stations are located in Romania (PRO TV, Acasa, PRO Cinema), Slovenia (POP TV, Kanal A), Slovakia (Markiza TV) and Ukraine (Studio 1+1). CME is traded on the NASDAQ under the ticker symbol “CETV”.

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For additional information, please visit www.cetv-net.com or contact:
United States:	United Kingdom:
Nick Laudico/Michael Smargiassi (Investors)	Wallace Macmillan
Joe LoBello (Press)	Vice President Finance &
Brainerd Communicators, Inc.	Chief Financial Officer
+1 212-986-6667	+44-20-7430-5430

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CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$000s, except share and per share data)
(Unaudited)

	For the Three Months Ended March 31,

	2004	2003 (1)
Net revenues	$35,848	$24,598
STATION EXPENSES:
Operating costs	6,071	5,916
Cost of programming	13,613	10,905
Depreciation of station fixed assets and other intangibles	1,462	1,315

Total station operating costs and expenses	21,146	18,136
Station selling, general and administrative expenses	3,562	3,129

Operating income/(loss) before corporate expenses	11,140	3,333
CORPORATE EXPENSES:
Corporate operating costs (excluding stock based compensation)	3,233	2,715
Stock based compensation	1,885	647

Operating income/(loss)	6,022	(29)
Interest income	1,454	375
Interest expense	(218)	(4,991)
Equity in income/(loss) of unconsolidated affiliates	895	(569)
Other income/(expense)	(771)	(511)
Foreign currency exchange gain/(loss), net	(633)	(2,081)

Income/(loss) before provision for income taxes, minority interest and discontinued operations	6,749	(7,806)
Provision for income taxes	(1,170)	(285)

Income/(loss) before minority interest and discontinued operations	5,579	(8,091)
Minority interest in (income)/loss of consolidated subsidiaries	(78)	(84)

Net income/(loss) from continuing operations	5,501	(8,175)
Discontinued operations:
Pre-tax income/(loss) from discontinued operations (Czech Republic)	(330)	(3,112)

Net income/(loss)	$5,171	$(11,287)

(1) Restated to reflect the adoption of FIN 46 (R) and reclassified to reflect discontinued Czech Republic operations.

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CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
(US$000s, except share and per share data)
(Unaudited)

	For the Three Months Ended March 31
	2004	2003 (1)

PER SHARE DATA:
Net income/(loss) per share
Continuing operations - Basic	$0.20	$(0.31)
Continuing operations - Diluted	$0.18	$(0.31)
Discontinued operations – Basic	$(0.01)	$(0.12)
Discontinued operations – Diluted	$(0.01)	$(0.12)
Total Net income/(loss) – Basic	$0.19	$(0.43)
Total Net income/(loss) – Diluted	$0.17	$(0.43)

Weighted average common shares used in computing per share amounts (2):
Basic (‘000s)	27,686	26,458
Diluted (‘000s) (3) - continuing	30,008	26,458
Diluted (‘000s) (3) - discontinued	27,686	26,458

(1) Restated to reflect the adoption of FIN 46 (R) and reclassified to reflect discontinued Czech Republic operations.

(2) All per share data has been adjusted for the two-for-one stock splits which occurred on January 10, 2003 and November 5, 2003.

(3) Diluted EPS for the three months ended March 31, 2004 includes the impact of 2,322,384 stock options then outstanding. Diluted EPS for the three months ended March 31, 2003 does not include the impact of 1,700,316 stock options and 696,000 warrants then outstanding, as their inclusion would reduce the net loss per share and would be anti-dilutive.

Segment Data

We manage our business on a geographic basis, and review the performance of each geographic segment using data that reflects 100% of operating and license company results. Our segments are comprised of Romania, the Slovak Republic, Slovenia and Ukraine.

We evaluate the performance of our segments based on Segment EBITDA. Segment EBITDA includes STS and Markiza (our operating and license companies in the Slovak Republic) which are not consolidated under US GAAP.

Segment EBITDA is determined as segment net income/loss, which includes costs for program rights amortization, before interest, taxes, depreciation and amortization of intangible assets. Items that are not allocated to our segments for purposes of evaluating their performance, and therefore are not included in Segment EBITDA, include:

•	expenses presented as corporate expenses in our consolidated statements of operations (i.e., corporate operating costs and stock-based compensation);
•	changes in the fair value of derivatives;
•	foreign currency exchange gains and losses;
•	certain unusual or infrequent items (e.g., gains and losses/impairments on assets or investments).

Segment EBITDA is also used as a target for management bonuses.

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Below is a table showing our Segment EBITDA by operation and reconciling these figures to our consolidated US GAAP results for the three months ended March 31, 2004 and 2003:

Reconciliation Between Consolidated Statements of Operations
and Segment Data (non US-GAAP)

	SEGMENT FINANCIAL INFORMATION
	For the Three Months Ended March 31,
	(US $000's)
	Segment Net Revenues (1)		Segment EBITDA
	2004	2003	2004	2003

Country
Romania (PRO TV, ACASA and PRO TV INTERNATIONAL)	$14,085	$9,248	$4,318	$1,473
Slovak Republic (MARKIZA TV)	11,895	9,488	1,331	912
Slovenia (POP TV and KANAL A)	9,657	7,809	3,927	1,996
Ukraine (STUDIO 1+1)	12,106	7,541	4,357	1,179

Total Segment Data	$47,743	$34,086	$13,933	$5,560

Reconciliation to Consolidated Statement of Operations:
Consolidated Net Revenues / Income/(loss) before provision for income taxes, minority interest and discontinued operations	$ 35,848	$ 24,598	$ 6,749	$ (7,806)
Corporate operating costs	-	-	3,233	2,715
Stock-based compensation	-	-	1,885	647
Unconsolidated Equity Affiliate:
Slovak Republic (MARKIZA TV)	11,895	9,488	1,331	912
Station Depreciation	-	-	1,462	1,315
Interest income	-	-	(1,454)	(375)
Interest expense	-	-	218	4,991
Equity in (income)/loss of unconsolidated equity affiliates	-	-	(895)	569
Other (income)/expense	-	-	771	511
Foreign currency exchange (gain)/loss, net	-	-	633	2,081

Total Segment Data	$47,743	$34,086	$13,933	$5,560

(1)   All net revenues are derived from external customers and there are no inter-segmental revenues.